Exhibit 99.1

CYTATION CORPORATION ACQUIRES DEER VALLEY HOMEBUILDERS, INC. AND COMPLETES SECURITIES OFFERING

January 18, 2006 08:00:00 AM ET

Cytation Corporation (“Cytation” or the “Company”) (OTCBB: CYON), its wholly owned subsidiary DeerValley Acquisitions Corp. (“DeerValley Acquisitions”) and Deer Valley Homebuilders, Inc. (“Deer Valley”) announced today that they have raised funding in excess of $6,500,000 and closed a definitive Securities Purchase and Share Exchange Agreement, providing for the acquisition by Cytation/ DeerValley Acquisitions of all the issued and outstanding shares of Deer Valley Homebuilders, Inc.

Upon completion of the acquisition of Deer Valley, Charles G. Masters was elected to serve as Chief Executive Officer and President and was named as a director of Cytation.

Also in conjunction with the transaction, Cytation has concluded a private placement with institutional and other accredited investors in excess of $5,000,000. The Company issued Series A Convertible Preferred Stock, Series A Warrants, and Series B Warrants to the group of investors. Also in conjunction with the transaction, Cytation has concluded a private placement of debt with an institutional investor in the amount of $1,500,000. The Company issued a debenture with warrants to the investor. Midtown Partners & Co., LLC (“Midtown Partners”) acted as the sole placement agent in these transactions.

According to Charles G. Masters, President and Chief Executive Officer of Cytation, “We are excited that we have completed the Securities Purchase and Share Exchange Agreement. Being public should allow us to execute our 2006 plan. We are very excited that Joel S. Logan II and his entire existing management team will continue to run the operations of Deer Valley after the completion of this transaction.”

“We are pleased that our acquisition of Deer Valley was completed in a timely fashion,” notes Richard Fisher, former Chairman of Cytation Corporation. “We believe that the acquisition of Deer Valley is in the best interest of all Cytation shareholders.”

About Deer Valley Homebuilders, Inc.

Deer Valley Homebuilders, Inc. is a manufactured home builder located in Guin, Alabama dedicated to offering the highest quality of homes that are delivered with a sense of warmth, friendliness and personal pride. The management of the company has over 125 years of combined industry experience from various backgrounds including general management, production, sales customer service and finance. Additional information can be found at http://www.deervalleyhb.com.

About Midtown Partners & Co., LLC

Originally founded in May 2000, Midtown Partners & Co., LLC is an investment bank focused on private placement investment banking opportunities. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of these transactions. Additional information can be found at http://www.midtownpartners.com.

The corporate offices of Cytation are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634. Questions may be addressed to Charles G. Masters President, at (813) 885-5998.

Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the manufactured home industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Cytation and Deer Valley results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Cytation and Deer Valley undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact Information:

Cytation Corporation, Tampa, Florida

Charles G. Masters (813) 885-5998